Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-169379 on Form S-3, No. 333-185318 on Form S-4, and Nos. 333-169377, 333-51494 and 333-143770 on Form S-8 of our report dated August 27, 2010 relating to the consolidated financial statements of AmeriCredit Corp. and subsidiaries appearing in this Annual Report on Form 10-K of Leucadia National Corporation and its subsidiaries for the year ended December 31, 2012.

/s/ Deloitte & Touche  LLP

Dallas, Texas
February 22, 2013